Exhibit 32
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of A. H. Belo Corporation (the “Company”) on Form 10-Q for the period ending September 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Robert W. Decherd, Chairman of the Board, President and Chief Executive Officer of the Company, and Alison K. Engel, Senior Vice President/Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert W. Decherd Robert W. Decherd
Chairman of the Board, President and Chief Executive Officer
November 13, 2009

/s/ Alison K. Engel Alison K. Engel
Senior Vice President/Chief Financial Officer
November 13, 2009